Bouwhuis Morrill & Company, LLC [letterhead]

February 12, 2009

Securities and Exchange Commission

Washington, DC 20549

Re:

PSP Industries, Inc.

Gentlemen:

We have read Part II, Item 5 OTHER INFORMATION contained in PSP industries, Inc.'s Form 10-Q dated February 11, 2009 and are in agreement with the statements contained therein as they relate to our firm and our effective resignation as auditors on January 1, 2009.

Very truly yours,

/s/Bouwhuis, Morrill & Company

Bouwhuis, Morrill & Company

Layton, Utah